Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated March 13, 2023 relating to the consolidated financial statements of Utica Resource Ventures, LLC.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Huselton, Morgan and Maultsby P.C.

Dallas, Texas
October 3, 2024